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                          Prospectus Supplement No. 1 pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-117130


                                 [LOGO] SUMMUS

                               114,501,062 SHARES

                               SUMMUS, INC. (USA)

                                  COMMON STOCK

                           (par value $.001 per share)

                             -----------------------

        This Prospectus Supplement No. 1 supplements and amends the prospectus dated August 12, 2004 relating to the resale of up to 114,501,062 shares of common stock of Summus, Inc. (USA).

        The section entitled "Common Shareholders" on pages 23-24 of the prospectus dated August 12, 2004, has been amended to add an entry for "Holland & Knight LLP", which was inadvertently left off the prospectus.









NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

           The date of this prospectus supplement is January 6, 2005.

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

                                           COMMON SHAREHOLDERS:


                                                   COMMON SHARES       COMMON SHARES     % OF OUTSTANDING
                                                    HELD PRIOR             BEING             STOCK BEING
   FIRST NAME              LAST NAME               TO OFFERING            OFFERED              OFFERED
---------------------  ------------------------  -----------------  -------------------  --------------------
RODNEY                  BABER, JR.                    357,150             357,150                   (1)
GARY E.                 BAN                           184,654             184,654                    *
HARRY                   BROWN                          28,671              28,671                    *
OWEN                    BROWN                       1,000,000           1,000,000                   (2)
DO HYUN                 CHUNG                          48,655              48,655                    *
                        EMPIRE CAPITAL
                        PARTNERS LP                 7,071,500           7,071,500                   (3)
LANG                    GAO                            32,702              32,702                    *
NEIL R.                 GUENTHER                      240,000             240,000                   (4)
                        HOLLAND & KNIGHT LLP          720,636             720,636                    *
DONALD D.               HAMMETT                     3,428,600           3,428,600                   (5)
CLARK                   JACKSON                        35,526              35,526                    *
                        JDS CAPITAL, LP             5,357,250           5,357,250                   (6)

YUWEI                   LIAO                           40,020              40,020                    *
DONALD T.               LOCKE                         184,616             184,616                    *

                        LONDON FAMILY TRUST         2,000,000           2,000,000                   (7)

PETER A.                MASSANISO                     500,000             500,000                    *
KAREN W.                MASSANISO                      25,000              25,000                    *
                        MASSANISO & CO.               100,000             100,000                    *
                        MASSANISO FAMILY
                        LIMITED PARTNERSHIP           100,000             100,000                    *
                        MASSANISO IRREVOCABLE
FRANK P.                TRUST                          50,000              50,000                    *
LEONARD                 MYGATT                         85,134              85,134                    *
                        PHIL HELLMUTH
                        PRODUCTIONS LLC               300,000             300,000                    *
                        PINNACLE ASSET
                        MANAGEMENT, INC.              100,000             100,000                    *
                        PONTE VEDRA PARTNERS        1,000,000           1,000,000                   (8)
                        RAYTHEON                      295,662             295,662                    *
                        RHP MASTER FUND LP          1,000,000           1,000,000                   (9)
                        THE FOCUS FUND              2,142,900           2,142,900                  (10)
JOHN A.                 WILLIAMS                    3,428,600           3,428,600                  (11)
JIANGYING               ZHOU                           36,173              36,173                    *

                        COMMON SHARES
                        SUBTOTAL                   29,172,813          29,172,813